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                                                                     EXHIBIT 8.3

            [LETTERHEAD OF PAUL, WEISS, RIFKIND, WHARTON & GARRISON]





(212) 373-3000


(212) 757-3990


                                 July 20, 2001






MeriStar Hospitality Corporation
1010 Wisconsin Avenue, N.W.
Washington, D.C. 20007

FelCor Lodging Trust Incorporated
545 E. John Carpenter Frwy., Suite 1300
Irving, Texas 75062

Ladies and Gentlemen:

                  We have acted as tax counsel to MeriStar Hospitality Corporation ("MeriStar") and MeriStar Hospitality Operating Partnership, L.P. ("MeriStar OP") in connection with the proposed merger (the "Merger") of MeriStar with and into FelCor Lodging Trust Incorporated ("FelCor") and the proposed merger (the "Partnership Merger") of a wholly-owned subsidiary of FelCor Lodging Limited Partnership ("FelCor OP") with and into MeriStar OP, pursuant to the Agreement and Plan of Merger, dated as of May 9, 2001, by and among FelCor, FelCor OP, MeriStar and MeriStar OP, as proposed to be amended by the form of First Amendment to Agreement and Plan of Merger filed as an exhibit to Amendment No. 1 to the Registration Statement of FelCor and FelCor OP (file no. 333-62510), filed on the date of this opinion (as proposed to be amended, the "Merger Agreement").

                  We are giving this opinion in connection with the Registration Statement on Form S-4, File No. 333-62510 (as amended to date, the "Registration Statement"), filed by FelCor and FelCor OP with the Securities and Exchange Commission (the "Commission") pursuant to the United States Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations of the Commission promulgated thereunder.


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MeriStar Hospitality Corporation
FelCor Lodging Trust Incorporated                                              2


                  In rendering our opinion, we have reviewed copies of the Registration Statement and all amendments to date and the Merger Agreement. We also have made such other investigations of fact and law and have examined such other documents, records and instruments as we have deemed necessary as a basis for the opinion expressed below.

                  In our examination of documents, we have assumed, with your consent and without independent investigation, that (i) all documents submitted to us are authentic originals, or if submitted as photocopies, that they faithfully reproduce the originals thereof; (ii) all such documents have been or will be duly executed to the extent required and each document represents the entire agreement (including amendments) among the parties with respect to the subject matter thereto; (iii) all representations and statements set forth in such documents are true and correct; (iv) any representation or statement made as a belief or made "to the knowledge of," or similarly qualified is correct and accurate without such qualification; and (v) all obligations imposed by any such documents on the parties thereto have been or will be performed or satisfied in accordance with their terms.

                  This opinion is given as of the date hereof and is based on various Internal Revenue Code provisions, Treasury Regulations promulgated under the Internal Revenue Code and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Further, any variation or difference in the facts from those set forth in the Registration Statement or the Merger Agreement might affect the conclusions stated herein.

                  The opinion confirmed herein has no binding effect on the United States Internal Revenue Service or the courts of the United States. No assurance can be given that, if the matter were contested, a court would agree with the opinion confirmed herein.

                  We hereby confirm our opinion set forth under the captions "United States Federal Income Tax Considerations" in the Registration Statement. While the descriptions referred to therein discuss the material anticipated United States federal income tax consequences of the Merger and the Partnership Merger to United States stockholders of FelCor and MeriStar and to United States unitholders of MeriStar OP, they do not purport to discuss all United States federal income tax considerations and our opinion is limited to those United States federal income tax considerations specifically discussed therein.

                  We express no opinion as to any federal income tax issue or other matter except that confirmed above.


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MeriStar Hospitality Corporation
FelCor Lodging Trust Incorporated                                              3


                  We are furnishing this letter in our capacity as tax counsel to MeriStar. This letter is not to be used, circulated, quoted or otherwise referred to for any other purpose, except as set forth below.

                  We hereby consent to the filing of this opinion as Exhibit 8.3 to the Registration Statement and to the use of our name under the captions "United States Federal Income Tax Considerations" in the Registration Statement and the prospectuses included therein. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                Very truly yours,



                    Paul, Weiss, Rifkind, Wharton & Garrison